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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the reference to us under the headings "Financial Highlights" and "Transfer and Dividend Disbursing Agent, Legal Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.




PricewaterhouseCoopers LLP
Los Angeles, California
February 14, 2006